Exhibit 10.11

Incentive Stock Option

FORM OF

INCENTIVE STOCK OPTION AWARD AGREEMENT

Granted by

BANCORP 34, INC.

under the

BANCORP 34, INC. 2022 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the Bancorp 34, Inc. 2022 Equity Incentive Plan (the “Plan”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” means Bancorp 34, Inc. including its parent and all present and future subsidiaries as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.             Name of Participant: _______

2.             Date of Grant: ________________, 20 ___.

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option: ____________________ (subject to adjustment pursuant to Section 9 hereof).
•	This Award is intended to be an Incentive Stock Option. The Option will be an Incentive Stock Option to the maximum extent permitted under Code Section 422(d), which means that up to $100,000 of Options that vest in any one calendar year will be Incentive Stock Options (based on the exercise price of the Option).
•	Please note that for purposes of determining the maximum number of Options that can vest in any one calendar year as Incentive Stock Options, the Options granted to you pursuant to this Agreement that vest in a calendar year will be aggregated with any earlier Option grant you received that vest in the same calendar year. If you vest in the maximum number of Incentive Stock Options in which you are permitted to vest for a calendar year under a prior Option Award, any Options that you receive under this Agreement that vest in the same calendar year will be considered Non-Qualified Stock Options.

4.             Exercise price per share: ____________________

(subject to adjustment pursuant to Section 9 below)

5.	Expiration Date of Option: _________, 20 . Notwithstanding anything in this Agreement to the contrary, no part of this Option may be exercised at any time on or after the expiration date.

6.	Vesting Schedule. Except as otherwise provided in this Agreement, the Option(s) granted hereunder will vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date Number of Shares Exercisable

7.	Exercise Procedure and Delivery of Notice of Exercise of Option. This Option may be exercised in whole or in part by the Participant’s delivery to the Company of written notice acceptable to the Company setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, in accordance with the Plan.
8.	Delivery of Shares. Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act of 1933, as amended) and the applicable requirements of any securities exchange or similar entity.

9.	Adjustment Provisions. This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

10.          Accelerated Vesting and Exercisability Period.

The vesting of this Option will accelerate as set forth in the following provisions under the Plan:

10.1	Death. In the event of the Participant’s Termination of Service by reason of death, any unvested portion of this Option will vest and any unexercised portion of the Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the Participant’s date of death.
10.2	Disability. In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested portion of this Option will vest and any unexercised portion of the Option may thereafter be exercised by the Participant or the Participant’s legal representative for the lesser of: (i) a period of one (1) year following the Termination of Service due to Disability, or (ii) the remaining unexpired term of the Option.
10.3	Change in Control. In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested portion of the Option will vest and any unexercised portion of the Option may be exercised by the Participant or the Participant’s legal representative for a period of one (1) year following the Participant’s Involuntary Termination of Service.
10.4	Retirement. In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, vested Options may be exercised for the lesser of: (i) a period of one (1) year from the date of Termination of Service, or (ii) the remaining unexpired term of the Option. Options that have not vested will expire and be forfeited on the date of Termination of Service by reason of Retirement. “Retirement” has the meaning set forth in Article 8 of the Plan.

10.5	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options subject to this Agreement that have not been exercised will immediately expire and be forfeited.
10.6	Other Termination. In the event of the Participant’s Termination from Service for any reason other than due to death, Disability, Retirement, Involuntary Termination at or following a Change in Control, or for Cause, this Option may thereafter be exercised, only to the extent it was exercisable at the time of the termination and only for the lesser of: (i) a period of three (3) months following the termination, or (ii) the remaining unexpired term of the Option.
11.	Incentive Stock Option Treatment. The Incentive Stock Options granted hereunder are subject to the requirements of Code Section 421. No Option will be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following Termination of Service (except in the case of Termination of Service due to Disability). In order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of the Participant, the Participant’s death must have occurred while the Participant was employed or within three (3) months of the Participant’s Termination of Service.

12.           Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3	Except as otherwise provided by the Committee, Incentive Stock Options under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (iii), the Option will not qualify as an Incentive Stock Option as of the day of the transfer.

12.4	Under current tax laws, an Option that is exercised as an Incentive Stock Option is not subject to ordinary income taxes so long as it is held for the requisite holding period, which is two (2) years from the grant date of the Option and more than one (1) year from the date of exercise.

12.5	This Agreement will be governed by and construed in accordance with the laws of the State of Maryland.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any of its subsidiaries.
12.7	This Option is subject to forfeiture in accordance with the provisions of Section 7.16 of the Plan or as otherwise adopted by the Company.

12.8	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
12.9	This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

BANCORP 34, INC.

Name:

Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Bancorp 34, Inc. 2022 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Bancorp 34, Inc. 2022 Equity Incentive Plan and related prospectus.

PARTICIPANT

Name: